UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On November 11, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bruker Corporation (the “Company”) approved one-time cash incentive awards to Juergen Srega, President, Bruker CALID Group and one of the Company’s named executive officers, in the aggregate amount of $344,933 to be payable immediately.

The Company recommended the awards to Mr. Srega pursuant to special incentive plans established by the Company to recognize the contributions of certain management and operations personnel of the Bruker CALID Group’s Chemical and Applied Markets (“CAM”) division to the successful closing of previously announced divestitures of certain assets of the CAM division’s ICP-MS and GC/GC-SQ-MS businesses. Amounts payable under these incentive plans were based on the amount of proceeds from the respective asset sale and management’s assessment of individual contributions to the transaction. The one-time cash incentive awards to Mr. Srega approved by the Compensation Committee consisted of an award in the amount of $245,969 relating to the ICP-MS divestiture and an award in the amount of $98,964 relating to the GC/GC-SQ-MS divestiture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: November 17, 2014	By:	/s/ Charles F. Wagner, Jr.
Charles F. Wagner, Jr.
Executive Vice President and
Chief Financial Officer